RUSSELL AND ATKINS, PLC

Certified Public Accountants
5809 N. Grand, Suite D
Oklahoma City, OK 73118
Telephone 405-607-8743
FAX 405-607-8744

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July 13, 2004

We have reviewed the Form 8-K of ATNG, Inc. dated June 22, 2004 and have no disagreements or conflicts with Item 4.

/s/ Russell & Atkins, PLC

Russell & Atkins, PLC


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